UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2016

FOOTHILLS EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700
Denver, CO 80202

(Address of Principal Executive Offices)

(720) 449-7478

(Registrant’s Telephone Number, Including Area Code)

KEY LINK ASSETS CORP.

216 South Jefferson, Suite LL1 Chicago, IL 60661

(312) 965-9637

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets,” and similar expressions. Statements in this report concerning the following are forward looking statements:

●	future financial and operating results;
●	our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;
●	the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;
●	expectations concerning market acceptance of our products;
●	current and future economic and political conditions;
●	overall industry and market trends;
●	management’s goals and plans for future operations; and
●	other assumptions described in this report underlying or relating to any forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except where the context otherwise requires and for the purposes of this report only:

●	“we,” “us,” “our” and “Key Link” refer to and may include the business of Key Link Assets Corp.;
●	“Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended;
●	“SEC” refers to the United States Securities and Exchange Commission;
●	“Securities Act” refers to the United States Securities Act of 1933, as amended;
●	“Foothills Petroleum,” “Company,” or “Foothills” refers to the business and operations of our subsidiary, Foothills Petroleum, Inc., prior to the completion of the transaction described herein; and
●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2016, Foothills Petroleum Inc., a Nevada corporation (“Foothills” or “Foothills Petroleum”) acquired over 14.1 million shares of the Key Link’s common stock from five persons constituting approximately 96% of our issued and outstanding shares (the “FHPI Acquired Shares”). Please see our Form 8-K filed with the Securities and Exchange Commission on May 6, 2016.

As of May 16, 2016, we effected a 4:1 forward split of our shares of common stock. Please see our Form 8-K filed with the Securities and Exchange Commission on May 19, 2016.

On May 27, 2016, we entered into a Share Exchange Agreement (“Share Exchange Agreement”) with shareholders of Foothills whereby we acquired all of the outstanding shares of Foothills for an aggregate of 6,003,759 shares of common stock of which 4,500,000 shares of our common stock are issuable to Wilshire Energy Partners LLC (“Wilshire”) and 1,503,759 of our shares of common stock are issuable to Alternus Capital Holdings Ltd. (“Alternus”) (“Share Exchange”). As a result of the Share Exchange, Foothills became our wholly owned subsidiary and the FHPI Acquired Shares will be returned to treasury, deemed canceled and no longer outstanding. We also exchanged warrants to purchase 700,000 shares of Foothills common stock that were issued to Wilshire for a like amount of warrants to purchase shares of Key Link common stock (the “Wilshire Warrants”). The Wilshire Warrants:

●	have a term of five years;
●	are exercisable at $1.25 per share as to 100,000 shares;
●	are exercisable at $2.00 per share as to 200,000 shares;
●	are exercisable at $3.00 per share as to 400,000 shares;
●	do not have a cashless exercise feature; and
●	are not exercisable for one year.

Following the closing of the Share Exchange transaction we had approximately 8,363,759 shares of common stock outstanding (excluding the FHPI Acquired Shares which are deemed canceled following the Share Exchange), of which Wilshire and Alternus own in the aggregate 6,003,759 shares, or approximately 71.8% of the outstanding common stock. As of the date of this filing Key Link has 25,000,000 shares of preferred stock authorized of which no shares are outstanding.

This summary is qualified in its entirety by reference to the complete text of the Share Exchange Agreement which is incorporated by reference into this report as described below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

We completed the acquisition of Foothills pursuant to the Share Exchange Agreement, as noted in Item 1.01 above, effective after close of business on May 27, 2016.

ITEM 8.01 OTHER EVENTS

Please note that the information provided below relates to the enterprise of the Company after the Share Exchange, except that information relating to periods prior to the date of the Share Exchange relates to the business of Key Link Assets Corp., unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business

Key Link was formed for the purpose of acquiring a portfolio of heavily discounted real estate properties in the Chicago metropolitan area. Later, Key Link altered its focus and planned to acquire small and medium sized grocery stores in non-urban locales that are not directly served by large national supermarket chains.

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History

We are a public company listed under the symbol “KYLK”. We were incorporated in the State of Delaware as Key Link Assets Corp. Prior to closing of the Share Exchange, our business plan was to focus on acquiring small and medium sized grocery stores in non-urban locales that are not directly served by large national supermarket chains. Following the closing of the Share Exchange transaction our business will focus on the business of Foothills Petroleum and we plan to engage in the acquisition and development of oil and natural gas properties through Foothills, our wholly owned subsidiary.

FOOTHILLS BUSINESS AND PROPERTIES

Foothills History

Foothills Petroleum, Inc., (“Foothills” or “Foothills Petroleum”) is an independent oil and gas exploration company engaged in the acquisition and development of oil and natural gas properties. Foothills was incorporated in the State of Nevada in December, 2015.

Foothills Business Overview

Foothills Petroleum is an independent oil and gas exploration company engaged in the acquisition and development of oil and natural gas properties. Foothills Petroleum is focused on acquiring producing and developmental properties in the Rockies and Mid-Continent. Foothills Petroleum seeks to acquire distressed, dislocated and underdeveloped oil and gas assets and maximize those assets to create shareholder value (the “Business”). Its principal obligations, consisting of convertible promissory notes in the amount of approximately $1,000,000 plus interest accruing at a rate of 8% per annum (the “Notes”), were issued to Alternus as part of convertible debt financing.

From its inception in December 2015 through the date of the Share Exchange, Foothills Petroleum has not produced revenues from its principal business and is currently an exploration stage company. Prior to January 2016, Foothills Petroleum had minimal operations that were focused mainly on administrative activities connected to the identification and evaluation of potential oil and gas prospects and other potential leasehold acquisitions in our geographical areas of interest. As of December 31, 2015, Foothills Petroleum had acquired the rights to 38,120 acres of oil and gas property in the state of Wyoming, through Foothills Exploration, LLC, a wholly owned subsidiary acquired by Foothills on its organization in December 2015.

Foothills Petroleum’s technical team and strategic advisors have a proven track record of finding, exploiting and developing oil resources in the Rockies, with a deep technical and operational knowledge of the area.

Market Environment

Oil pricing has declined significantly over the last 18-months from a one-time high of over $120 per barrel and have, in the opinion of Foothills Petroleum, created attractive new opportunities to acquire oil and gas assets at what we believe to be favorable pricing. The International Energy Agency recently highlighted that capital expenditures on new energy (exploration) declined 16% year-over-year in 2014, followed up by another 20% decline in 2015 year-over-year, respectively. With oil prices falling below $30 a barrel in 2016 at one point, and at about $50 a barrel on June 1, 2016, Foothills currently anticipates a 3rd consecutive year of material spending cutbacks for new supply globally.

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In the U.S., the Energy Information Administration (EIA) in its January 12, 2016 short-term energy outlook highlighted that consumption for gasoline increased by 270,000 barrels per day in 2015 to an average of 9.2 million barrels per day, representing a year-over-year growth of 2.6% and just below the record high set in 2007 of 9.3 million barrels per day. The EIA forecasts that total global demand for petroleum to grow by 1.4 million barrels per day from 2015’s 93.7 million per day to 95.2 million by the end of 2016, and similar growth in 2017 to million per day where demand out strips supplies by the 4Q 2017. For these and other domestic reasons, Foothills medium to long-term outlook are for oil and gas prices to be at sustainable higher levels. No assurance can be given that this outlook will prove to be accurate.

Our Strategy

Foothills Petroleum’s’ strategic objective is to build a portfolio of producing properties that have low operating costs, long lived reserves and upside development potential. Foothills’ goal is to build a land bank of over 200,000 acres of proven, probable and prospective reserves during this period of relatively low commodity pricing. Foothills intends to accomplish this by acquiring oil and gas properties with attractive valuation metrics and appealing geological risk/reward profiles that are better positioned to benefit from an improvement in commodity prices.

Foothills’ primary focus is the Rockies and Mid-Continent regions, where its consultants and technical staff have successfully conducted oil and gas operations. Foothills believes its geographical focus and regional experience coupled with strategic industry relationships will advantageously position them to acquire quality oil and gas assets at attractive valuations in the current environment.

Foothills Petroleum’s acquisitions and roll up strategy is based on identifying undercapitalized, yet attractive oil and gas assets selling at a discount to intrinsic value. Foothills Petroleum focuses on acquiring oil and gas assets that have existing production, with existing infrastructure and future developmental potential. Once it acquires oil and gas assets, Foothills expects to target adjacent oil and gas properties with similar characteristics to bolt on and increase its geographical acreage position. By consolidating and exploiting additional acreage and rolling it up into Foothills, management believes that it may achieve efficiencies and be able further to create shareholder value.

Foothills Petroleum’s Wyoming Properties

The principal assets currently owned by Foothills Petroleum consist of non-producing, yet prospective mineral leases located in Wyoming.

Springs Prospect

The Springs Prospect, consisting of 38,120 contiguous acres, is a multiple objective oil resource play in the Greater Green River Basin. The prospect’s unconventional target is a Niobrara and Mowry fractured shale. Numerous oil and gas shows in the Niobara and Mowry shales surround the prospect acreage. Foothills has also identified and mapped conventional drilling targets in the Muddy and Tensleep throughout the prospect area. Although Foothills plans to acquire 3-D Seismic and complete its geologic assessment in the current fiscal year, no assurance can be given that it will be able to do so.

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Ladysmith Prospect

On March 29, 2016, Foothills Petroleum acquired a 35% working interest in the Ladysmith Anticline prospect that is located in Fremont County, Wyoming. This prospect in entirety amounts to 3,061 acres and is located between the Great Divide/Greater Green River Basin and the Wind River Basin. The primary target zones are the variable Phosphoria and Tensleep sandstone with secondary considerations in the Madison limestone and Flathead sandstone. The prospect generation was based on a licensed 2-D seismic comprising of two seismic lines covering the Chevron/Echo – Greater Green River Basin.

Plan of Operations

Over the near-term with energy prices depressed, Foothills Petroleum believes that it is well positioned to capitalize on the current low-price environment. Current energy prices have exposed attractive U.S. based assets that are poorly capitalized, which are now selling at discounted prices, providing multiple entry points to acquire attractive oil and gas assets. Foothills intends to acquire distressed oil and gas assets as well as non-core assets from larger exploration and production companies seeking to raise cash to pay down debt and shore up their balance sheets.

In addition to a favorable macroeconomic environment for acquiring attractive oil and gas assets, Foothills intends to leverage Foothills’ geographical focus in the Rockies and Mid-Continent. Foothills is focused on acquiring smaller operators in a considerably fragmented oil and gas market and through consolidation, management believes Foothills can effectively scale its production and acreage position and collectively unlock value in the acquired oil and gas assets thereby increasing shareholder value.

Acquiring additional assets and companies throughout Rockies

Foothills Petroleum is targeting acquisitions in a tightly defined geographical area of interest, which meet certain metrics and future development potential to increase shareholder value. Foothills anticipates that these acquisitions will be funded through the sale of common stock, and from issuance of convertible debt, other institutional and private borrowing, as well as future reserve based borrowing activities.

Pursuing the initial development of the Greater Green River conventional and unconventional assets, Foothills plans to drill one or two vertical wells in 2016 on the Springs Prospect acreage. Foothills anticipates that drilling activities will target the well-established conventional Muddy and Tensleep formations and unconventional Niobrara and Mowry shale formations.

Retain Operational Control and Significant Working Interest.

In its principal acquisition and development targets, Foothills Petroleum expects to preserve operational control of its development and drilling activities. As the operator for its projects, Foothills Petroleum retains more control over the timing, selection and process of drilling prospects and completion design, which enhances its ability to maximize the return on invested capital and gives greater control over the timing, allocation and amounts of capital expenditures.

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Leasing of Prospective Acreage

In the course of its day-to-day business, Foothills Petroleum regularly identifies drilling and development opportunities on additional acreage in its area of interest that has not yet been leased. Subject to securing additional capital, Foothills may take the initiative to lease prospective acreage in an area of interest and may sell all or any portion of the leased acreage to other companies that want to participate in the drilling and development of the prospect acreage.

Government Regulations

Governmental Regulation and Environmental Consideration.

The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and “windfall profit” taxes have in the past affected the economic viability of such properties.

The following discussion provides a brief overview of potential state and federal regulations. Because Foothills to date has acquired specific properties, and because of the wider range of activities in which it expects to participate, management believes that it is not practical to set forth in detail the potential impact federal and state regulations may have on Foothills.

The Department of Energy

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC’s responsibility for natural gas regulation.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

State Regulations

Foothills Petroleum production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

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Environmental Laws

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

Title to Properties.

Foothills Petroleum owns the interest in its properties and also at times relies on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us and prior to commencement of drilling on unproved properties and prior to acquisition of proved properties we will conduct a full title examination and attempt to take such further corrective steps as may be appropriate to address material title defect.

Foothills properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although Foothills is not aware of any material title defects or disputes with respect to its undeveloped acreage as of the date of this filing, to the extent such defects or disputes exist, Foothills would suffer title failures which could result in material adverse consequences to the operations of the company.

Related Party Transactions

Effective as of December 18, 2015, in connection with the then formation and organization of Foothills Petroleum Inc., Foothills entered into a Business Development Services Agreement (“BDSA”) with Wilshire Energy Partners LLC (“Wilshire”) and with Aegis International LLC (“Aegis”). Under the BDSA the parties agreed that:

1.	Wilshire would transfer 100% of Foothills Exploration LLC, a Wyoming limited liability company (“FEL”) to Foothills Petroleum, and that Foothills would issue 4.5 million shares of its common stock to Wilshire on its organization or as soon thereafter as may be practicable.

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2.	Wilshire would endeavor in good faith, with the assistance of Aegis, to obtain $3 to $3.5 million of financing in the form of equity and/or convertible notes to implement the business plan that is under formation on behalf of Foothills.

3.	Aegis would perform the following business development services:

●	provide senior management principally in the form of services of B.P. Allaire;
●	deliver or oversee administrative services on day to day basis;
●	assist in securing a chief financial officer;
●	formulate, craft and deliver a detailed business plan including forecasts;
●	formulate or assist in formulating, budgets and other financial information;
●	recruit or assist in recruiting experienced executive directors with proven track records whose backgrounds will be attractive to the oil and gas community and potential investors;
●	create and deliver a website that depicts the Foothills operations; and
●	provide such other services as may be appropriate and necessary to implement and execute upon the business plan of Foothills.

4.	For its services as outlined under the BDSA, Foothills would pay to Aegis from funds received, $150,000 through March 31, 2016 (the “Foothills Initial Organizational Term”).

5.	Following the Foothills Initial Organizational Term, Foothills on at-will basis would pay B.P. Allaire $5,000 per month for his services as chief operating officer and executive director, on terms subject to cancellation by either of Foothills or B.P. Allaire on 30 days’ notice.

6.	Wilshire would assign, effective no later than December 29, 2015, all right, title and interest in FEL in exchange for 4.5 million shares of common stock of Foothills which undertook to deliver to Wilshire upon assignment of FEL or as soon thereafter as would be practicable.

In furtherance of the BDSA, Wilshire assigned FEL to Foothills Petroleum on its organization in exchange for 4.5 million shares of Foothills Petroleum, and Foothills Petroleum thereby acquired the Springs Prospect, owned by FEL, consisting of 38,120 contiguous acres, which the company regards as a valuable multiple objective oil resource play in the Greater Green River Basin of Wyoming. Through Wilshire’s assistance Foothills Petroleum entered into two agreements with Alternus Capital Holdings Ltd., whereby Foothills obtained a total of $1,000,000 of financing in the form of convertible notes that upon completion of the Share Exchange were converted, at $0.665 per share, into 1,503,759 shares of common stock of Key Link.

The foregoing descriptions of the BDSA and of the agreements with Alternus are summaries only that outline the principal terms of those documents and those descriptions are qualified in their entirety by reference to those agreements attached as exhibits to this report and incorporated herein thereby.

RISK FACTORS

RISK FACTORS RELATED TO OUR COMPANY

Our business has a very limited operating history and is unproven, and therefore very risky.

Foothills Petroleum was formed in December 2015 and has only recently begun operations under the business plan discussed herein. Potential investors should be aware of the risks and difficulties encountered by a new enterprise in the oil and gas industry, especially in view of the intense competition from existing businesses in the industry.

We have no revenue history and have a short history of operations.

We have only recently begun operations in the oil and gas industry. During the year ended December 31, 2015, we had limited tangible assets and no revenue.

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We are not profitable and the business effort is considered to be in an early stage of operations. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

We are not diversified and we will be dependent on only one business.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

We can give no assurance of success or profitability to our investors.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

We may have a shortage of working capital in the future which could jeopardize our ability to carry out our business plan.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation. We are currently engaging in discussions with financing sources for up to $2,000,000 that may be provided over the next 45 days as debt and or equity on terms which we believe will be advantageous to the Company. Such funds are not currently committed and no assurance can be given that we will be able to secure such financing on favorable terms or on any terms at all. The failure to obtain such funds will have a negative impact on our ability to fund daily activities and materially and adversely affect implementation of our business plan.

If we find oil and gas reserves to exist on a prospect we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need to obtain substantial additional funds for continued development. We will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties.

We will need additional financing for which we have no commitments, and this may jeopardize execution of our business plan.

We have limited funds, and such funds currently are not adequate to carry out the business plan in the oil and gas industry. Our ultimate success depends upon our ability to raise additional capital. We currently believe that additional capital will be available to us in an amount or amounts of up to $2,000,000 within the next 45 days. We have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

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We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of Key Link. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of Key Link by our current shareholders, which could present significant risks to investors.

We have warrants issued and outstanding which are convertible into our common stock. A conversion of such equity instruments could have a dilutive effect to existing shareholders.

At May 31, 2016, we have warrants issued and outstanding exercisable into 1,025,000 shares of our common stock. Of these warrants, the holders may acquire (i) 225,000 shares at an exercise price of $1.25 per share, (ii) 300,000 shares at an exercise price of $2.00 per share and 500,000 shares at $3.00 per share. They are exercisable in whole or in part. The exercise of the warrants into shares of our common stock will likely have a dilutive effect to the holdings of our existing shareholders.

We will depend upon management but we may at times have limited participation of management.

Currently our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Consultants may be employed on a part-time basis under a contract to be determined.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business may be engaged in business activities outside of our business, and the amount of time they devote as officers and directors, to our business will be up to 40 hours per week. Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

Presently there is no requirement contained in our Certificate of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise.

We have agreed to indemnification of officers and directors.

Delaware and Nevada statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

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RISK FACTORS RELATING TO OUR BUSINESS

Our business, consisting of oil and gas operations, has numerous risks which could render us unsuccessful.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the wells we have acquired or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable.

We have substantial competitors who have an advantage over us in resources and management.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitor’s resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

We will be subject to all of the market forces in the energy business, many of which could pose a significant risk to our operations.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world- wide political situation, price regulation, and other factors. Current economic and market conditions have created dramatic fluctuations in oil prices.

Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines, the extent and duration of which may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers.

We believe investors should consider certain negative aspects of our operations.

Dry Holes: We may expend substantial funds acquiring and potentially participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

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Technical Assistance: We will find it necessary to employ technical assistance in the operation of our business. When we deem it appropriate to seek such assistance we believe it is likely to be available at compensation levels we would be able to pay.

Uncertainty of Title: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application.

Government Regulations: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

Nature of our Business: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

General Economic and Other Conditions: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

Our business is subject to significant weather interruptions.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves. Current estimates of reserves could change, potentially in material amounts, in the future, in particular due to the recent significant decline in commodity prices.

The process of estimating crude oil and natural gas reserves is complex and inherently imprecise. It requires interpretation of available technical data and many assumptions, including assumptions relating to current and future economic conditions, production rates, drilling and operating expenses, and commodity prices. Any significant inaccuracy in these interpretations or assumptions could materially affect our estimated quantities and present value of our reserves.

In order to prepare reserve estimates, we must project production rates and the amount and timing of development expenditures. Our booked proved undeveloped reserves must be developed within five years from the date of initial booking under SEC reserve rules. Changes in the timing of development plans that impact our ability to develop such reserves in the required time frame could result in fluctuations in reserves between periods as reserves booked in one period may need to be removed in a subsequent period.

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We must also analyze available geological, geophysical, production and engineering data in preparing reserve estimates. The extent, quality and reliability of this data can vary with the uncertainty of decline curves and the ability to model heterogeneity of the porosity, permeability and pressure relationships in unconventional resources. The process also requires economic assumptions, based on historical data but projected into the future, about matters such as crude oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

The prices used in calculating our estimated proved reserves are, in accordance with SEC requirements, calculated by determining the unweighted arithmetic average of the first-day-of-the-month commodity prices for the preceding 12 months. Commodity prices declined significantly in the fourth quarter of calendar year 2014 and the first quarter of calendar year 2015 and if such prices do not increase significantly, our future calculations of estimated proved reserves will be based on lower commodity prices which could result in our having to remove non-economic reserves from our proved reserves in future periods.

Actual future production, crude oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable crude oil and natural gas reserves will vary and could vary significantly from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves, which in turn could have an adverse effect on the value of our assets. In addition, we may adjust estimates of proved reserves, potentially in material amounts, to reflect production history, results of exploration and development, prevailing crude oil and natural gas prices and other factors, many of which are beyond our control.

The present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated crude oil and natural gas reserves and, in particular, may be reduced due to the recent significant decline in commodity prices.

You should not assume the present value of future net revenues from our proved reserves is the current market value of our estimated crude oil and natural gas reserves. In accordance with SEC rules, we will base the estimated discounted future net revenues from proven reserves on the 12-month unweighted arithmetic average of the first-day-of-the-month commodity prices for the preceding twelve months. Actual future prices may be materially higher or lower than the SEC pricing used in the calculations. Actual future net revenues from crude oil and natural gas properties will be affected by factors such as:

●	the actual prices we receive for sales of crude oil and natural gas;
●	the actual cost and timing of development and production expenditures;
●	the timing and amount of actual production; and
●	changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of crude oil and natural gas properties will affect the timing and amount of actual future net revenues from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net revenues may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the crude oil and natural gas industry in general.

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We may be required to write down the carrying values of our crude oil and natural gas properties if crude oil prices remain at their current levels or decline further.

Accounting rules require that we periodically review the carrying values of our crude oil and natural gas properties for possible impairment. Based on specific market factors, prices, and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying values of our crude oil and natural gas properties. A write-down results in a non-cash charge to earnings. We may incur additional impairment charges in the future, particularly if crude oil prices remain at their currently low levels or decline further, which could have a material adverse effect on our results of operations for the periods in which such charges are taken

We are subject to significant operating hazards and uninsured risk in the energy industry.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We intend to maintain general liability insurance but we do not expect to obtain insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

We are subject to Federal Income Tax laws and changes therein which could adversely impact us.

Federal income tax laws are of particular significance to the oil and gas industry in which we engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

We are subject to substantial government regulation in the energy industry which could adversely impact us.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant effect on our operating results.

RISK FACTORS RELATED TO OUR STOCK

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company. Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000, excluding the primary residence, or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

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In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We will pay no foreseeable dividends in the future.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

Our investors may suffer future dilution due to issuances of shares for various considerations in the future.

There may be substantial dilution to our shareholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

At May 31, 2016, we have warrants issued and outstanding exercisable into 1,025,000 shares of our common stock. Of these warrants, the holders may acquire (i) 225,000 shares at an exercise price of $1.25 per share, (ii) 300,000 shares at an exercise price of $2.00 per share and 500,000 shares at $3.00 per share. These warrants may be exercisable in whole or in part. The exercise of the warrants into shares of our common stock would likely have a dilutive effect to the holdings of our existing shareholders.

Rule 144 sales in the future may have a depressive effect on our stock price.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Because of the limited trading market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

●	Variations in our quarterly operating results;

●	Loss of a key relationship or failure to complete significant transactions;

●	Additions or departures of key personnel; and

●	Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares may later pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

Our business is highly speculative and the investment is therefore risky.

Due to the speculative nature of our business, it is possible that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able financially to bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

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Directors and Officers

Foothills Petroleum’s directors and officers each have skill sets and expertise, which are relevant to the business strategy of Foothills. Its COO has direct management experience in the integration of mergers and acquisitions and strategic development of the target assets that Foothills is looking to acquire. Two of other three directors also provide pertinent operational oil and gas experience and we anticipate that each of them will be dedicating a minimum of 20 hours a week to Foothills Petroleum and its operations. One director is a Certified Financial Analyst and Certified Market Technician, who can effectively evaluate prospective acquisitions from a risk management perspective and who also has a strong network of industry contacts providing market intelligence and access to deal flow. The other director is a certified petroleum engineer who has helped build a directional drilling company currently operating in the Rockies, with deep industry relationships providing additional access to deal flow and specific local knowledge of oil and gas operations.

B. P. Allaire –Director, President & Chief Operating Officer

Mr. Allaire is an entrepreneurial management executive and seasoned business operator with over 22 years of domestic and international work experience in a myriad of functional roles spanning finance, sales, marketing, strategy, business development, mergers & acquisitions and operations management across a wide variety of industries. Mr. Allaire is the former Managing Partner of Versailles Capital Partners, LLC, a multi-discipline strategic advisory and business development firm based in Los Angeles. He is experienced in the integration of acquired companies into complex corporate entities with multiple wholly-owned subsidiaries.

Since 2007, Mr. Allaire has provided business development, financial management and strategic advisory services to various clients and entities operating in the exploration and development of oil and gas in the Mid-Continent and Gulf-coast regions of the U.S. Mr. Allaire graduated with a B.S. in Management, A.S. in Finance & Investments, and A.S. in Advertising & Public Relations all from Johnson & Wales University in Providence, RI. He earned his M.B.A. from Harvard University’s Graduate School of Business.

Alex M. Hemb – Director

Mr. Hemb has over 25 years’ experience as a Petroleum Engineer both onshore and offshore and has worked as a consulting petroleum engineer for the past 15 years. Mr. Hemb has broad international work experience as well having also worked in Norway, Canada, Belize, Germany, and Scotland in addition to the U.S. He engineered and developed technology for separating oil and water and commercialized this into a successful company providing oil/water separation services to the oil and gas industry.

Mr. Hemb is currently the Vice President of Engineering for Helmer Directional Drilling, where he has worked for the past 15 years. He spent nine years working across a variety of engineering, planning and sales roles with Baker Hughes both in the U.S. and internationally. He has a proven management track record, having performed a success turn-around of the Norwegian division of CETCO, returning the division to profitability by reducing losses, growing new business, right-sizing the company and hiring his replacement Managing Director to lead the division. Mr. Hemb has a B.S. and M.Sc. in Petroleum Engineering from Montana Tech, and holds numerous certifications from various oil and gas technical schools. He completed compulsory Military Training in Norway and served as a Military Police based at NATO’s Northern European HQ.

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Christopher C. Jarvis – Director

Mr. Jarvis has over 20 years of capital markets and investments experience covering the equity, commodity, and fixed-income markets. He engineered and executed energy risk management hedges for large multi-national companies and as a publishing analyst, he was ranked #1 by Bloomberg’s BARR analyst ranking system. He is a Certified Financial Analyst (CFA) and also a Certified Market Technician (CMT). He routinely appears on CNBC, Fox Business News, and Reuters. He is a contributor to major print media outlets including Reuters, Bloomberg and the Wall Street Journal as an oil and gas analyst.

Mr. Jarvis earned a B.A. in Arts History from University of Massachusetts and an M.B.A. from the University of Connecticut, with a concentration in Finance. He is a member of the CFA Institute and also the Market Technicians Association (MTA). He has been a member of the University of Connecticut Financial Accelerator Advisory Board for the last 10 years and previously served as the Vice President of the Autism Society of New Hampshire (2004-09).

Shawn P. Clark – Director & Interim Chief Financial Officer

Shawn P. Clark has served as a Director and officer of the Key Link since its formation on May 13, 2010. Mr. Clark has over 13 years of experience in the Chicago real estate market as a realtor, property manager and developer of multi-unit residential and commercial properties. From 2004 until 2011, he served as President of Bella Development Group, Inc., a real estate development company that successfully developed nine multi-unit residential and commercial properties in the Chicago metropolitan area. The projects, comprised of over three hundred thousand square feet of residential and commercial space, generated over $100 million in revenue. Bella Development Group was founded in 2004.

From 2006 until 2011, Mr. Clark was the President of Bella Management Group, Co. (“BMG”), a property management company that he founded in 2006 in response to the qualitative deficiencies of the property management companies that were then servicing BMG properties.

In 1999, Mr. Clark founded Gold Coast Realty - Chicago, where he served as Vice President. In 2007, he sold the company so that he could concentrate his efforts full time on managing and growing Bella Development Group.

Since 2011, Mr. Clark has been self-employed as an independent commercial real estate development and management consultant.

Effective April 1, 2016, the Company appointed Alex Hemb and Christopher Jarvis to its board. Each of these directors was granted 125,000 shares of the Company’s common stock, vesting according to the following schedule: (i) 40% vesting ninety (90) days from the Effective Date; (ii) 20% vesting one hundred eighty (180) days from the Effective Date; (iii) 20% vesting two hundred seventy (270) days following the Effective Date; (iv) 20% vesting three hundred sixty (360) days following the Effective Date.

On May 2, 2016, the Company’s board of directors granted 150,000 shares of common stock to its CEO, B. P. Allaire, as a part of his compensation package. The shares have the same vesting schedule as directors’ shares described above.

Officer and Director Compensation

For the year ended December 31, 2015, no officer or director received any cash compensation for any services rendered. During 2016, Shawn Clark received $2,500 per month for his services for five months while he served as interim chief financial officer of Key Link and starting April 2016, B.P. Allaire commenced to receive $5,000 per month, or an annual salary of $60,000 per year. We expect that Mr. Allaire will also be eligible for cash and equity bonuses, as well as salary increases in amounts to be determined by the board of directors based on individual and corporate performance.

Outsourcing

Foothills intends to continue utilizing the services of various independent contractors, consultants and other vendors to provide professional services, including land, legal, environmental, technical, investor relations, tax and public reporting services. Foothills believes that by limiting its senior management and employee payroll costs, it may better be able to control costs associated with its status as a publicly traded company, and retain flexibility with general and administrative expenses.

Strategic Relationships

Foothills Petroleum’s strategic relationship with Wilshire Energy Partners, LLC, provides it with additional resources to identify, assess and evaluate prospective acquisitions. Wilshire Energy has intimate knowledge of oil and gas operations in the Rocky Mountain region, with deep industry relationships. By leveraging these valuable industry relationships, Foothills, through its relationship with Wilshire Energy, is able to evaluate oil and gas assets available for sale prior to a fully-marketed sale process.

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Market Price and Dividends on our Common Equity and Related Stockholder Matters

Market Information

Foothills Exploration common stock is quoted on the OTC Markets QB under the symbol “KYLK.” However, no common stock has traded since inception. There is no active market for these securities and no assurance can be given that an active trading market will develop.

Holders

On or about May 2, 2016, 35 of our shareholders sold to about 15 persons an aggregate of approximately 2,348,800 shares of our common stock. As of May 31, 2016, we had approximately 52 beneficial owners of our common stock and 8,363,759 shares of common stock outstanding after giving effect to (i) the Stock Split and (ii) the Share Exchange but not giving effect to the FHPI Acquired Shares, which Key Link deems to have been canceled upon completion of the Share Exchange and the acquisition thereby of Foothills Petroleum.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

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FORWARD LOOKING STATEMENTS

You should read the following summary together with the more detailed information regarding the Company. The Company was recently formed and has limited capital and no operation to date. An investment in the Shares involves a high degree of risk and you should carefully consider the information set forth under the heading “Risk Factors”. This Statement includes, or incorporates by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding our future plans, strategies and product development. Without limiting the forgoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “intends,” “estimates,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, and our actual results could differ materially from those set forth under “Risk Factors” and elsewhere in this report. Prospective investors are cautioned not to rely upon any forward-looking statements, which may be contained in this report, the exhibits attached hereto, or in any supplemental material made available or inspected. See “Special Note on Forward Looking Statements.”

Factors that could cause or contribute to such differences include, but are not limited to, those discussed under “Risk Factors” beginning on page 9 as well as those discussed elsewhere in this Statement and the documents referenced herein. Although we believe that the assumptions underlying the forward-looking statements herein are reasonable, any of our assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. In addition, as disclosed under “Risk Factors” our business and operations are subject to substantial risks including, but are not limited to, risks associated with the investment in any oil and gas opportunity; risks associated with the condition of the oil and gas industry in the United States of America; risks associated with operations on terms and conditions acceptable to the Company; changes in the local and national economies; and other risks inherent in and associated with doing business in the United States.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

The following management’s discussion and analysis is intended to provide additional information regarding the significant changes and trends which influenced our financial performance for the limited periods of operation since our formation at end of 2015. This discussion should be read in conjunction with the audited financial statements and notes as set forth in this Report.

Business Continuation Plan

Our intended business operations are in the development, production, and lower risk exploration of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States; specifically, in the Rocky Mountain area of Utah, Colorado, Montana and Wyoming, and some Gulf Coast areas.

The Company intends to strive to be a low cost and effective producer of hydrocarbons and intends to develop the business model and corporate strategy as discussed herein. Its focus will be in the Rocky Mountain Basin and Gulf Coast.

The Company’s approach to lease acquisition, development and production is founded on the discipline of acquiring leases in areas of proven production. In most cases the leases that are under consideration have at one time contained producing oil or gas wells and currently have production or shut-in wells that are viable for work over and or re-completion. In some cases, the prospects are stepout well development. In addition, the Company attempts to seek leases and producing properties that generate oil and gas at a depth of 8,500 feet or less, where rework and drilling costs are typically less. There are many prospects in our area of interest that meet these criteria. In many instances, the wells were shut-in during a period of declining oil and gas prices and in most cases, are ideal for our business model. Our business model is simple; strict adherence to lease acquisition surrounded by proven production, offering well workovers, re-completion, and enhanced oil recovery opportunities in the known producing formations, with long term production potential at a low cost of development, maintenance, and operation. The Company does not seek principally to be an exploration company, as such, rather it seeks to acquire significant lease positions in areas with discovered oil and gas with current or prior production or step out/development locations.

Corporate Strategy

Our corporate strategy in developing our operations and evaluating potential acquisitions is as follows.

Pursue concurrent development of our core area of the Rocky Mountains.

In the coming year, we plan to acquire additional acreage, drill, re-complete, and engage in development programs, some of which have commenced as of December 2015 and which we anticipate will continue in 2016 and will continue in 2017. We plan to raise funds in private placements of common stock, preferred stock, debt, and/or convertible debt which may include warrants or through industry participation in working interests. Many of our targeted prospects are in reservoirs that have demonstrated predictable geologic attributes and consistent reservoir characteristics such as the Piceance, which typically lead to more repeatable drilling and re-completion results than those achieved through wildcats.

Achieve consistent reserve growth through repeatable development

We intend to achieve consistent reserve growth over the next five years through a combination of acquisitions, rework and drilling. In 2016, we intend to continue to focus on our acquisition, re-completion, initial drilling and development programs. We anticipate that the majority of future reserve and production growth will come through the acquisition of production, the execution of our drilling and re-completion program, and on development activities on prospects of which we are aware, which include proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

Our reserve estimates, if any, may change continuously and we intend to evaluate such reserve estimates internally on a frequent basis — quarterly if warranted — with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions, development and any successful exploration activities may have a significant effect on the quantities and future values of our reserves, if any.

Maintain high percentage ownership and operational control over our asset base

We expect to retain a high degree of operational control over our acreage, through a high average working interest or acting as the operator in our areas of significant activity. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue low risk exploration and development projects relating to selected prospects may provide us with a meaningful competitive advantage.

Acquire and maintain acreage positions in high potential resource plays

We believe that our intended acquisition and development in known production prospects in the Rockies will take most of our resources. We intend to continually evaluate our opportunities and pursue potential opportunities that take advantage of our strengths. We are examining potential prospects in such areas as Utah, Colorado, Wyoming and Montana, which have gained substantial interest within the exploration and production sector due to their relatively under-explored nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays.

Pursue a disciplined acreage acquisition strategy in our core areas of operation

We intend to also focus on growing through targeted acreage acquisitions. Although drilling prospects currently owned or controlled may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate asset acquisition opportunities, primarily in our core areas of operation.

Experienced management and operational team with advanced exploration and development technology

Our management team has over 100 years of combined experience in the oil and gas industry, and has experience in creating value both organically and through strategic acquisitions. Our management intends to utilize the available and fit-for-purpose technology, sophisticated geologic and 3-D seismic models, when available, to enhance predictability and reproducibility over significantly larger areas than historically possible. We also intend to utilize state-of-the art drilling and completion technology, as well as multi-zone, multi-stage artificial stimulation (“frac” or “fracking”) technology in completing wells to substantially increase near-term production, resulting in faster payback periods and higher rates of return and present values. Our team has successfully applied these techniques, normally associated with completions in advanced Rocky Mountain crude oil and natural gas fields, to improve initial and ultimate production and returns, in other companies.

Competition.

Many large companies, and individuals are engaged in exploring for oil and gas and there is a high degree of competition for desirable properties and acreage. Substantially all of these entities and persons have significantly greater technical and financial resources than we do.

Markets.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have fluctuated significantly in the past four years both, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

Effect of Changing Industry Conditions on Drilling Activity.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

Federal Regulations.

Governmental Regulation and Environmental Consideration.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and “windfall profit” taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

Compliance with Environmental Laws and Regulations.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

The Department of Energy.

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC’s responsibility for natural gas regulation.

Regulation and Pricing of Natural Gas.

Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

State Regulations.

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

Proposed Legislation.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. We are currently unable to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have.

Environmental Laws.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

Title to Properties.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties may be subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. To the extent title defects or disputes exist, we would suffer title failures.

PLAN OF OPERATIONS

We will need substantial additional capital to support our existing and proposed future acreage acquisition, drilling and other energy operations. We have no committed source for any future funds as of the date hereof although we have approximately $87,150 in cash as of June 30, 2016. No representation is made that any future funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in oil and gas development or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

Short Term.

On a short-term basis, we have not generated any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as the Company continues oil and gas activities.

Capital Resources

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

Need for Additional Financing

Foothills Petroleum, Inc. (FPI) was incorporated in Nevada in December 2015. On December 24, 2015, FPI issued a convertible promissory note in the amount of $600,000 to Alternus Capital Holdings Limited, a British Virgin Islands company. The two-year note matures on December 23, 2017, and accrues interest at 8% per year. By its terms the note was automatically required to convert the outstanding principal and interest due under the terms of the note upon a merger or other combination occurring between FPI and an entity with shares listed for trading. The conversion price in the note was established at $0.665 per share, subject to adjustment as described below. On April 5, 2016, and under substantially similar terms described herein, FPI received an additional $400,000 from Alternus Capital Holdings Limited.

Through May 27, 2016, the date of the Share Exchange with Key Link Assets Corp., a Delaware corporation whose shares were listed for trading over-the-counter (FTXP), Alternus had invested $1,000,000 and based on the conversion price of $0.665 per share 1,503,759 shares of Common Stock of FTXP were issued in full satisfaction of its two notes with any accrued and outstanding interest under the notes waived. For a more complete description of this transaction please see Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 10, 2016.

On June 30, 2016, FTXP entered into a securities purchase agreement to sell 3,007,519 shares of its common stock to a single investor for proceeds totaling $2,000,000, and in July 2016, the Company received the funds. For a more complete description of this transaction please see Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 7, 2016 (the June Placement).

The Company will have to seek loans or equity placements to cover cash needs after it utilizes cash raised to date as oil and gas activity increases. Once development commences, the Company’s needs for additional financing are likely to increase substantially.

No commitments to provide additional funds have been made by the Company’s management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover the Company’s expenses as they may be incurred.

The Company will need substantial additional capital to support its proposed future energy operations. We have no revenues. The Company has no committed source for any funds as of the date hereof, but other than as of closing of the June Placement, we have approximately $87,150 in capital. As a result, no assurance can be given that any funds will be available to the Company when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Going Concern

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. At March 31, 2016, the Company had accumulated losses of ($220,717) and total cash and cash equivalents of $305,000 and as of June 30, 2016, giving effect to the June Placement funds received July 7, 2016, we had accumulated losses of ($921,594) and total approximate cash and cash equivalents of $2,087,150. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. It is the intent of management and significant stockholders to provide or seek to working capital that can be adequate to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist.

Critical Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

Oil and Gas Properties, Full Cost Method

The Company intends to uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

The Company will perform a quarterly “ceiling test” calculation to test its oil and gas properties for possible impairment. The primary components impacting this calculation are commodity prices, reserve quantities added and produced, overall development costs, depletion expense, and tax effects. If the net capitalized cost of the Company’s oil and gas properties subject to amortization (the carrying value) exceeds the ceiling limitation, the excess would be charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproved properties included in the costs being amortized, and all related tax effects.

Impairment

The Company will review long-lived assets held for use, principally oil and gas leases, for impairment when events or circumstances indicate that their carrying value may not be recoverable. Impairment exists if the carrying amount of the long-lived asset is not recoverable from the undiscounted cash flows expected from its use and eventual disposition. We will determine the amount of the impairment loss by comparing the carrying value of the long-lived asset to its estimated fair value. In the absence of quoted market prices, we determine estimated fair value generally based on the present value of future probability weighted cash flows expected from the continued use and value at sale of the long-lived asset.

Revenue and Accounts Receivable

The Company recognizes revenue for its production when the quantities are delivered to, or collected by, the purchaser. Prices for such production are generally defined in sales contracts and are readily determinable based on certain publicly available indices. All transportation costs are included in lease operating expenses.

Accounts receivable — oil and natural gas sales consist of uncollateralized accrued revenues due under normal trade terms, generally requiring payment within 30 to 60 days of production. The Company will review accounts receivable periodically and reduces the carrying amount by a valuation allowance that reflects its best estimate of the amount that may not be collectible.

Dependence on Major Customers

There is no major customer at this time.

Results of Operations

Comparison of results of operations for the three months ended March 31, 2016

Revenues

The Company was formed in mid-December 2015 and has not generated any revenue for the three months ended March 31, 2016, and as a result, comparisons with any other period are not meaningful.

Operating Expenses

Our expenses during the three months ended March 31, 2016, and for the year ended December 31, 2015, (one month) consisted of general and administrative expenses in the amount of $208,750 and $32,667, respectively.

Net Loss

We are currently operating at a loss and we have a net loss of $220,717 ($0.05 per share) for the three months ended March 31, 2016, as compared to a loss $33,450 for the year ended December 31, 2015 (inception at December 17, 2015). The net loss primarily involved organizational and development expenses.

Liquidity and Capital Resources

As of March 31, 2016, we had cash of $305,000. Due to our limited history with limited revenue, we require additional funds to continue to operate. We will continue to operate on a limited budget until such time as more capital is raised. We have no written agreement to legally insure that funding will be provided for our operations. Although we have no commitments for capital, other than verbal assurances, we may raise additional funds through:

-	public offerings of equity, securities convertible into equity or debt,

-	private offerings of securities or debt, or other sources.

At this time, we have not identified any sources of additional financing. Upon developing a trading market for the common stock, we intend to seek additional sources of financing through various private and institutional sources, however, given our current financial condition and our limited business history, an active trading market may not develop in the foreseeable future.

We have no written agreement to legally insure that funding will be provided for our operations. Although we have no commitments for capital, other than verbal assurances, we may attempt to raise additional funds through public offerings of equity, securities convertible into equity or debt, and private offerings of securities or debt, as our previous efforts raised $1,000,000 through May 31, 2016. Given our history of raising money, there is no guarantee that we will be successful in obtaining funds through public or private offerings in order to fund our operations. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1*	Share Exchange Agreement between Registrant and Foothills Petroleum, Inc., dated May 27, 2016
10.2*	Securities Purchase Agreement between Registrant and Alternus Capital Holdings Ltd. dated December 23, 2015
10.3*	Securities Purchase Agreement between Registrant and Alternus Capital Holdings Ltd. dated April 5, 2016
10.4*	Form of Convertible Promissory Note
10.5*	Form of Wilshire Warrant
10.6*	Business Development Services Agreement with Wilshire Energy Partners LLC and Aegis International LLC
10.7*	Executive Director Agreement between Foothills Petroleum, Inc. and Alex M. Hemb dated March 24, 2016
10.8*	Executive Director Agreement between Foothills Petroleum, Inc. and Christopher Jarvis dated March 24, 2016
99.1*	Consolidated Financial Statements for the year ended December 31, 2015
99.2*	Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2016
99.3*	Unaudited Pro Forma Consolidated Financial Statements

*Incorporated by reference to registrant’s Current Report on Form 8-K filed with the commision on June 10, 2016, submitted with Form 8K filed on June 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017

FOOTHILLS EXPLORATION, INC. (F/K/A KEY LINK ASSETS CORP.)

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer